Exhibit 24.2

POWER OF ATTORNEY

March 22, 2022

The undersigned director of Indaptus Therapeutics, Inc. hereby constitutes and appoints Jeffrey A. Meckler and Nir Sassi, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments) as well as any related Registration Statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the undersigned has executed this power of attorney as of the date first written above.

/s/ Mark J. Gilbert, M.D.
Mark J. Gilbert, M.D.